Exhibit 99.3

NEXTBOAT INC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X of the Securities Exchange Act of 1934 (Article 11) and should be read in conjunction with the accompanying notes. The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of NextBoat Inc (“NextBoat”, the “Company”) and the historical consolidated financial position and results of operations of Apex Marine, LLC., Apex Marine Sales, LLC. and Apex Marine Stuart, LLC. (collectively, “Apex”) after giving effect to the Apex Acquisition as further described in Note 1. Description of the Transactions and Basis of Presentation and the pro forma effects of certain assumptions and adjustments described in Notes to the Unaudited Pro Forma Condensed Combined Financial Information below.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the following (collectively, the “Transactions”):

●	Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”) where the assets acquired and liabilities assumed of Apex will be recorded by NextBoat at their respective fair values as of the closing date;

●	Preliminary adjustments to conform the financial presentation of Apex to those of NextBoat;

●	Other transaction accounting adjustments, including transaction costs of the Apex Acquisition; and

●	Other financing transaction accounting adjustments, including the effect of the promissory notes and equity consideration issued in connection with the Apex Acquisition.

The following pro forma financial statements and related notes are based on and should be read in conjunction with:

●	The historical audited consolidated financial statements of NextBoat and the related notes included in NextBoat’s Annual Report on Form 10-K as of and for the year ended December 31, 2025;

●	The historical audited combined financial statements of Apex and the related notes included herein as of and for the year ended December 31, 2025;

●	The historical unaudited condensed consolidated financial statements of NextBoat and the related notes included in NextBoat’s Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2026; and

●	The historical unaudited combined financial statements of Apex and the related notes included herein as of and for the three months ended March 31, 2026;

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 and December 31, 2025, gives pro forma effect to the Transactions as if they had been consummated on March 31, 2026. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026, and for the year ended December 31, 2025, give pro forma effect to the Transactions as if they had been consummated on January 1, 2025.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting pursuant to the provisions of ASC 805, whereby NextBoat is considered the accounting acquirer. The consideration transferred will be allocated to the identifiable assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, and any excess value of the consideration transferred over the acquired net assets will be recognized as goodwill, if applicable. The assets and liabilities of Apex have been measured based on various preliminary estimates using assumptions that NextBoat believes are reasonable based on information that is currently available. As a result, the unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Transactions occurred on the dates indicated.

As of the date of this filing, the valuation of the identifiable assets acquired and liabilities assumed remains ongoing and adjustments may be made. NextBoat expects to complete the final purchase price allocation during the 12-month period subsequent to the close date.

NEXTBOAT INC

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2026

	NextBoat Inc. (Historical)	Apex Marine LLC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	5,330,457	823,650	(1,784,493)	4(a)	4,369,614
Accounts receivable, net	304,194	598,353	(598,353)	4(g)	304,194
Inventory	46,401,570	15,917,413	-		62,318,983
Prepaid expenses	1,033,713	218,470	-		1,252,183
Other current assets	355,511	125,707	-		481,218
TOTAL CURRENT ASSETS	53,425,445	17,683,593	(2,382,846)		68,726,192
Non-Current Assets:
Property, plant & equipment, net	3,573,238	221,882	(11,114)	4(g)	3,784,006
Other receivable	32,121	-	-		32,121
Due from related party	58,994	-	-		58,994
Finance lease right-of-use assets, net	-	38,839	-		38,839
Right-of-use assets	6,247,247	1,787,843	-		8,035,090
Goodwill	570,000	-	4,154,644	3	4,724,644
Intangible assets, net	566,975	-	-		566,975
Other non-current assets	-	979,008	(935,882)	4(g)	43,126
TOTAL NON-CURRENT ASSETS	11,048,575	3,027,572	3,207,648		17,283,795
TOTAL ASSETS	64,474,020	20,711,165	824,802		86,009,987

LIABILITIES AND STOCKHOLDERS’ / MEMBERS’ EQUITY
Current Liabilities:
Accounts payable	1,508,056	426,177	(426,177)	4(g)	1,508,056
Accrued liabilities	769,785	411,663	57,170	4(e)	1,238,618
Customer deposits	2,054,624	447,404	-		2,502,028
Floor plan notes payable	40,004,232	12,849,459	-		52,853,691
Current portion of long-term debt	31,105	30,799	1,733,334	4(c)(d)	1,795,238
Due to related party	815,088	700,000	-		1,515,088
Short-term debt	1,500,000	-	-		1,500,000
Lease liabilities, current	1,010,473	935,948	-		1,946,421
Finance lease liabilities, current	-	40,709	-		40,709
Other current liabilities	845,140	-	-		845,140
TOTAL CURRENT LIABILITIES	48,538,503	15,842,159	1,364,327		65,744,989
Long-Term Liabilities:
Long-term debt, noncurrent	55,966	19,760	1,233,333	4(c)	1,309,059
Lease liabilities, noncurrent	5,395,207	964,143	-		6,359,350
TOTAL LONG-TERM LIABILITIES	5,451,173	983,903	1,233,333		7,668,409
TOTAL LIABILITIES	53,989,676	16,826,062	2,597,660		73,413,398

Stockholders’ / Members’ Equity:
Common stock ($0.001 par)	24,320	-	679	4(b)	24,999
Additional paid-in capital	20,080,980	-	2,237,571	4(b)	22,318,551
Common stock payable	350,000	-	-		350,000
Accumulated losses	(9,970,956)	-	(57,170)	4(e)	(10,028,126)
Members’ equity	-	3,953,938	(3,953,938)	4(f)	-
Non-controlling interest	-	(68,835)	-		(68,835)
TOTAL EQUITY	10,484,344	3,885,103	(1,772,858)		12,596,589
TOTAL LIABILITIES AND EQUITY	64,474,020	20,711,165	824,802		86,009,987

NEXTBOAT INC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2026

	NextBoat Inc. (Historical)	Apex Marine LLC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
REVENUES
Net revenues	29,843,739	6,399,197	-		36,242,936
TOTAL REVENUES	29,843,739	6,399,197	-		36,242,936

COST OF REVENUES
Cost of revenues	26,675,959	5,150,599	-		31,826,558
GROSS PROFIT	3,167,780	1,248,598	-		4,416,378

OPERATING EXPENSES
Depreciation and amortization	158,688	78,182	-		236,870
Selling, general and administrative	1,293,775	584,874	-		1,878,649
Advertising and marketing	590,893	137,634	-		728,527
Professional services	586,200	27,281	-		613,481
Salaries and wages	3,118,362	720,904	-		3,839,266
Rent expense	287,855	512,761	-		800,616
Non-recurring transaction costs	-	-	57,170	5(b)	57,170
TOTAL OPERATING EXPENSES	6,035,773	2,061,636	57,170		8,154,579
LOSS FROM OPERATIONS	(2,867,993)	(813,038)	(57,170)		(3,738,201)

OTHER INCOME / (EXPENSE)
Interest expense, net	(529,130)	(78,168)	(37,000)	5(a)	(644,298)
Other income	92,633	388	-		93,021
Other expense	-	(6,836)	-		(6,836)
TOTAL OTHER EXPENSE	(436,497)	(84,616)	(37,000)		(558,113)
LOSS BEFORE INCOME TAXES	(3,304,490)	(897,654)	(94,170)		(4,296,314)
Income tax expense	(163,032)	-	-	5(c)	(163,032)
NET LOSS	(3,467,522)	(897,654)	(94,170)		(4,459,346)
Net Loss attributed to non-controlling interest	-	(68,835)	-		(68,835)

Net Loss per Share:
Basic	(0.14)	N/A	N/A	5(d)	(0.18)
Diluted	(0.14)	N/A	N/A	5(d)	(0.18)

Weighted Average Common Shares Outstanding:
Basic	24,310,667	N/A	679,012	5(d)	24,989,679
Diluted	24,310,667	N/A	679,012	5(d)	24,989,679

NEXTBOAT INC

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2025

	NextBoat Inc. (Historical)	Apex Marine LLC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	12,428,774	1,467,865	(2,199,633)	4(a)	11,697,006
Accounts receivable, net	269,938	248,939	(248,939)	4(g)	269,938
Inventory	26,035,844	14,527,810	-		40,563,654
Prepaid expenses	706,256	394,905	-		1,101,161
Other current assets	434,584	-	-		434,584
TOTAL CURRENT ASSETS	39,875,396	16,639,519	(2,448,572)		54,066,343
Non-Current Assets:
Property, plant & equipment, net	823,231	221,951	(12,263)	4(g)	1,032,919
Finance lease right-of-use assets, net	-	62,141	-		62,141
Right-of-use assets	6,516,415	1,565,543	-		8,081,958
Goodwill	570,000	-	4,154,644	3	4,724,644
Intangible assets, net	560,406	-	-		560,406
Other non-current assets	72,109	1,011,537	(966,011)	4(g)	117,635
TOTAL NON-CURRENT ASSETS	8,542,161	2,861,172	3,176,370		14,579,703
TOTAL ASSETS	48,417,557	19,500,691	727,798		68,646,045

LIABILITIES AND STOCKHOLDERS’ / MEMBERS’ EQUITY
Current Liabilities:
Accounts payable	1,471,198	240,836	(240,836)	4(g)	1,471,198
Accrued liabilities	790,804	519,764	57,170	4(e)	1,367,738
Customer deposits	1,210,447	445,570	-		1,656,017
Floor plan notes payable	25,312,694	11,202,462	-		36,515,156
Current portion of long-term debt	32,453	30,473	1,733,334	4(c)(d)	1,796,260
Due to related party	315,088	500,000	-		815,088
Lease liabilities, current	963,731	808,513	-		1,772,244
Finance lease liabilities, current	-	64,473	-		64,473
Other current liabilities	773,821	-	-		773,821
TOTAL CURRENT LIABILITIES	30,870,236	13,812,091	1,549,668		46,231,995
Long-Term Liabilities:
Long-term debt, noncurrent	62,003	27,551	1,233,333	4(c)	1,322,887
Lease liabilities, noncurrent	5,650,165	878,292	-		6,528,457
TOTAL LONG-TERM LIABILITIES	5,712,168	905,843	1,233,333		7,851,344
TOTAL LIABILITIES	36,582,404	14,717,934	2,783,001		54,083,339

Stockholders’ / Members’ Equity:
Common stock ($0.001 par)	24,020	-	679	4(b)	24,699
Additional paid-in capital	17,964,567	-	2,784,045	4(b)	20,748,612
Common stock payable	350,000	-	-		350,000
Accumulated losses	(6,503,434)	-	(57,170)	4(e)	(6,560,604)
Members’ equity	-	4,782,757	(4,782,757)	4(f)	-
TOTAL EQUITY	11,835,153	4,782,757	(2,055,203)		14,562,707
TOTAL LIABILITIES AND EQUITY	48,417,557	19,500,691	727,798		68,646,045

NEXTBOAT INC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

	NextBoat Inc. (Historical)	Apex Marine LLC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
REVENUES
Net revenues	119,866,298	29,929,974	-		149,796,272
TOTAL REVENUES	119,866,298	29,929,974	-		149,796,272

COST OF REVENUES
Cost of revenues	108,400,082	24,904,625	-		133,304,707
GROSS PROFIT	11,466,216	5,025,349	-		16,491,565

OPERATING EXPENSES
Depreciation and amortization	310,871	313,374	-		624,245
Selling, general and administrative	2,427,881	2,071,715	-		4,499,596
Advertising and marketing	1,162,037	481,408	-		1,643,445
Professional services	459,010	196,870	-		655,880
Salaries and wages	5,775,259	2,315,257	-		8,090,516
Rent expense	868,246	1,396,753	-		2,264,999
Non-recurring transaction costs	-	-	57,170	5(b)	57,170
TOTAL OPERATING EXPENSES	11,003,304	6,775,377	57,170		17,835,851
INCOME (LOSS) FROM OPERATIONS	462,912	(1,750,028)	(57,170)		(1,344,286)

OTHER INCOME / (EXPENSE)
Interest expense, net	(2,261,241)	(634,904)	(148,000)	5(a)	(3,044,145)
Other income	214,499	52,901	-		267,400
Other expense	(419,922)	-	-		(419,922)
TOTAL OTHER EXPENSE	(2,466,664)	(582,003)	(148,000)		(3,196,667)
LOSS BEFORE INCOME TAXES	(2,003,752)	(2,332,031)	(205,170)		(4,540,953)
Income tax benefit	131,955	-	-	5(c)	131,955
NET LOSS	(1,871,797)	(2,332,031)	(205,170)		(4,408,998)

Net Loss per Share:
Basic	(0.09)	N/A	N/A	5(d)	(0.21)
Diluted	(0.09)	N/A	N/A	5(d)	(0.21)

Weighted Average Common Shares Outstanding:
Basic	20,509,356	N/A	679,012	5(d)	21,188,368
Diluted	20,509,356	N/A	679,012	5(d)	21,188,368

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Description of the Transactions and Basis of Presentation

Acquisition of Apex Marine Companies

On May 13, 2026 (the “Closing Date”), NextBoat Inc (NYSE American: NXB) (“NextBoat” or the “Company”) completed its previously announced acquisition of all of the issued and outstanding membership interests of Apex Marine, LLC., Apex Marine Sales, LLC. and Apex Marine Stuart, LLC. (collectively, “Apex” or the “Apex Acquisition”). The Apex Acquisition was completed pursuant to a Membership Interest Purchase Agreement (the “MIPA”) originally signed on February 13, 2026. The primary owner of the membership interests was Ismael Perera (the “Seller”). The Company obtained control of Apex effective May 1, 2026.

The aggregate purchase price for Apex was $5,966,667, which was funded through: (i) $1,200,000 in cash paid to the Sellers upon closing; (ii) the issuance of 679,012 shares of the Company’s common stock having a value of $1,800,000; and (iii) the issuance of two promissory notes — one in the original principal amount of $2,466,667 bearing interest at 6.0% per annum and payable in 24 monthly installments, secured by the membership interests acquired under the MIPA (the “Note 1”), and one in the original principal amount of $500,000 bearing no interest (except in the event of default) and due 365 days from issuance(the “Note 2”). The Company had no prior relationship with Ismael Perera.

Apex is a premier South Florida marine service, storage, and sales organization with four (4) operating facilities located in Miami, Palm Beach, Stuart, and the Florida Keys. Apex’s facilities include prime storage and service locations with haul-out capacity for vessels up to 150 metric tons and 130 feet in length, and comprehensive in-house teams covering repair, refit, and refurbishment. Apex also holds authorized dealership representation for respected brands, including Pursuit (Miami), Solace, and Fountain (Fort Pierce to Key West). The Apex Acquisition is expected to contribute approximately $30 million in annual revenue and generate approximately $3 million in annual cost savings.

Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11. The unaudited pro forma condensed combined balance sheet as of March 31, 2026, combines the historical unaudited consolidated balance sheets of NextBoat and Apex, giving effect to the Transactions as if they had been consummated on March 31, 2026. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025, combines the historical condensed consolidated statements of operations of NextBoat and Apex, giving effect to the Transactions as if they had been consummated on January 1, 2025.

The pro forma financial statements are presented for informational purposes only and do not necessarily indicate the financial results of the combined company had the companies been combined at the beginning of the periods presented, nor do they necessarily indicate the results of operations in future periods or the future financial position of the combined company. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Apex Acquisition.

Note 2. Significant Accounting Policies and Reclassification Adjustments

In connection with the consummation of the Apex Acquisition, management is performing a comprehensive review of the two parties’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two parties which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3. Preliminary Purchase Price Allocation

The preliminary consideration transferred is allocated to the identifiable assets acquired and liabilities assumed of Apex based on their preliminary estimated fair values on May 1, 2026. The following table sets forth a preliminary allocation of the consideration transferred:

Preliminary Purchase Price Allocation
Consideration Transferred
Cash paid at closing	1,200,000
NXB common stock issued	1,800,000
Note 1	2,466,667
Note 2	500,000
Total consideration transferred	5,966,667

Fair Value of Assets Acquired
Cash and cash equivalents	89,339
Inventory	14,937,898
Prepaid expenses	295,610
Other non-current assets	43,126
Property, plant & equipment, net	263,956
Right-of-use assets	1,645,164
Amount attributable to assets acquired	17,275,093

Fair Value of Liabilities Assumed
Accrued liabilities	392,366
Customer deposits	475,650
Lease liabilities	1,754,409
Floor plan notes payable	12,792,593
Long-term debt	48,052
Amount attributable to liabilities assumed	15,463,070

Net identifiable assets acquired (at fair value)	1,812,023

Goodwill
Total consideration transferred	5,966,667
Less: net identifiable assets acquired	(1,812,023)
Goodwill recognized	4,154,644

Note 4. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Transaction accounting adjustments include the following adjustments related to the unaudited pro forma condensed combined balance sheet as of March 31, 2026:

(a)

Pro Forma Adjustments
$(1,200,000)	Reflects the $1,200,000 for cash consideration paid to Seller at closing.
$(584,493)	4(g)
$(1,784,493)

Transaction accounting adjustments include the following adjustments related to the unaudited pro forma condensed combined balance sheet as of December 31, 2025:

Pro Forma Adjustments
$(1,200,000)	Reflects the $1,200,000 for cash consideration paid to Seller at closing.
$(999,633)	4(g)
$(2,199,633)

(b)	Reflects the issuance of 679,012 shares of NXB common stock to Seller in connection with the Membership Interest Purchase Agreement.
(c)	Reflects the consideration paid to Seller by promissory note amounted to $2,466,667 with current portion $1,233,334 and long-term portion $1,233,333.
(d)	Reflects the consideration paid to Seller by promissory note amounted to $500,000, due within 365 days.
(e)	Reflects the non-recurring transaction costs of $57,170.
(f)	Reflects the partial elimination of Apex’s historical members’ equity.
(g)	Pursuant to the terms of the Membership Interest Purchase Agreement dated February 13, 2026, cash and cash equivalents on hand at closing excluding deposits in escrow on sold boats as to which the sales have not closed, all uncollected accounts receivable, and the assets listed in Schedule O are excluded from the acquisition. Accounts payable outstanding as of the closing date remain the responsibility of the Sellers. This adjustment reflects the removal of such items from the combined balance sheet.

Pro Forma Adjustments as of March 31, 2026
Cash and cash equivalents	$584,493
Accounts receivable, net	598,353
Other non-current assets	935,882
Property, plant & equipment, net	11,114
Accounts payable	(426,177)
$1,703,665

Pro Forma Adjustments as of December 31, 2025
Cash and cash equivalents	$999,633
Accounts receivable, net	248,939
Other non-current assets	966,011
Property, plant & equipment, net	12,263
Accounts payable	(240,836)
$1,986,011

Note 5. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

Transaction accounting adjustments include the following adjustments related to the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026, and for the year ended December 31, 2025, as follows:

(a) Pro Forma Interest Expense

Represents an adjustment to interest expense of $37,000 and $148,000 related to the promissory notes issued at closing for the three months ended March 31, 2026, and for the year ended December 31, 2025, respectively, as if the acquisition had been consummated on January 1, 2025:

(b) Non-Recurring Transaction Costs

Represents an adjustment of $57,170 to record estimated non-recurring transaction costs (legal fees, advisory fees, due diligence) expected to be incurred by NextBoat in connection with the Apex Acquisition for the three months ended March 31, 2026 and for the year ended December 31, 2025. These costs are non-recurring and are not expected to have a continuing impact on the combined company’s operating results in future periods.

(c) Estimated Income Tax Impact of Pro Forma Adjustments

The pro forma income tax adjustment applied is zero. The pro forma combined entity reflects a pre-tax loss of approximately $4.3 million and $4.5 million for the three months ended March 31, 2026, and for the year ended December 31, 2025. The incremental pre-tax adjustments of $(205,170) (additional interest expense and non-recurring transaction costs) generate a theoretical tax benefit of approximately $54,370 at the assumed blended statutory rate of 26.5%. However, because the combined entity generates a pre-tax loss in all pro forma periods presented, no current tax benefit is realizable. Furthermore, Apex Marine was historically a pass-through limited liability company (“LLC”) entity not subject to entity-level income tax; upon consolidation with NextBoat, its results are included in NextBoat’s consolidated tax return. Given NextBoat’s history of cumulative losses and the full valuation allowance maintained against its deferred tax assets, no pro forma tax benefit has been recognized. The blended statutory rate of 26.5% is not necessarily indicative of the effective tax rate of the combined company.

(d) Pro Forma Net Income (Loss) per Share — Basic and Diluted

The unaudited pro forma combined basic and diluted earnings per share calculations are based on the weighted average basic and diluted shares of NextBoat outstanding during the period, inclusive of the 679,012 shares issued to the Sellers in connection with the Apex Acquisition.

For the Three Months Ended March 31, 2026	Historical NextBoat	Historical Apex	Pro Forma Adjustments	Pro Forma Combined
Net loss	(3,467,522)	(897,654)	(94,170)	(4,459,346)
Weighted-average shares — historical (basic)	24,310,667	-	-	24,310,667
679,012 Shares issued to sellers	-	-	679,012	679,012
Pro forma basic shares	24,310,667	-	679,012	24,989,679
Pro forma diluted shares *	24,310,667	-	679,012	24,989,679
Pro forma basic net loss per share	(0.14)	N/A	N/A	(0.18)
Pro forma diluted net loss per share	(0.14)	N/A	N/A	(0.18)

For the Year Ended December 31, 2025	Historical NextBoat	Historical Apex	Pro Forma Adjustments	Pro Forma Combined
Net loss	(1,871,797)	(2,332,031)	(205,170)	(4,408,998)

Weighted-average shares — historical (basic)	20,509,356	-	-	20,509,356
679,012 Shares issued to sellers	-	-	679,012	679,012
Pro forma basic shares	20,509,356	-	679,012	21,188,368
Pro forma diluted shares *	20,509,356	-	679,012	21,188,368
Pro forma basic net loss per share	(0.09)	N/A	N/A	(0.21)
Pro forma diluted net loss per share	(0.09)	N/A	N/A	(0.21)

* Due to the anti-dilutive effect, the computation of basic and diluted earnings per share did not include the shares underlying the exercise of RSUs as the Company had a net loss for the year ended December 31,2025.